Exhibit 4.6

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

W&T OFFSHORE, INC.

AND

THE INITIAL HOLDERS NAMED ON SCHEDULE A TO EACH SIGNATURE PAGE HERETO

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 7, 2016, by and among W&T Offshore, Inc., a Texas corporation (the “Company”), and each of the Persons set forth on Schedule A to each signature page to this Agreement (each, an “Initial Holder” and collectively, the “Initial Holders”).

WHEREAS, this Agreement is made and entered into in connection with the Company’s offer to exchange up to 100% of its outstanding 8.50% Senior Notes due 2019, for (assuming 100% participation) (i) 75,900,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company (the “Shares”), (ii) $202.5 million aggregate principal amount of new second lien exchange notes and (iii) $180 million aggregate principal amount of new third lien exchange notes;

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Initial Holders pursuant to the support agreement, dated as of July 11, 2016, by and among the Company and the Initial Holders (as amended, the “Support Agreement”);

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Initial Holder” and “Initial Holders” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Initial Shelf Registration Statement” has the meaning set forth in Section 2.01 of this Agreement.

“Losses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager or managers of such Underwritten Offering.

“Person” means an individual or a corporation, limited liability company, partnership, firm, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Registrable Securities” means (a) the shares of common stock of W&T Offshore, Inc. (the “Shares”) to be acquired by the Initial Holders party to the Support Agreement in the Exchange Offer, (b) any additional Shares paid, issued or distributed in respect of any such Shares by way of a stock dividend, stock split or distribution, or in connection with a combination of Shares and (c) any additional Shares acquired by any Initial Holder in open market or other purchases.

“Registration Expenses” has the meaning specified therefor in Section 2.06(b) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.06(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.07 of this Agreement.

“Support Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to any Registration Statement) in which Shares are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Company or one of its subsidiaries or Affiliates; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.09 hereof or (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration Effectiveness Deadline. On or prior to the 45th day following the date of this Agreement, the Company shall prepare and file a shelf registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision then in effect) of the Securities Act with respect to all of the Registrable Securities (the “Initial Shelf Registration Statement”). The Initial Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form or forms of the Commission as shall be selected by the Company so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 (or any similar provision then in effect) under the Securities Act at then-prevailing market prices. The Company shall use its commercially reasonable efforts to cause the Initial Registration Statement to become effective on or as soon as practicable after filing. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement filed pursuant to this Section 2.01 to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Initial Shelf Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”).

If the Initial Shelf Registration Statement shall be unavailable after its initial effective date, for so long as any Registrable Securities remain outstanding, the Company will use its commercially reasonable efforts to register the Registrable Securities on another registration statement (each such other registration statement under the Agreement and the Initial Shelf Registration Statement, a “Registration Statement”), (ii) use its commercially reasonable efforts to cause any such Registration Statement to be declared effective by the Commission and (iii) use its commercially reasonable efforts to keep such other Registration Statement continuously effective until all Registrable Securities have been sold.

Any Registration Statement, when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made). As soon as practicable following the date that any Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Holders with notice of the effectiveness of such Registration Statement.

Section 2.02 Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if, in the Company’s good faith determination, such use would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Company, (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (c) render the Company unable to comply with applicable securities laws; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.03 Underwritten Offerings.

(a) General Procedures. In connection with any Underwritten Offering under this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters. The Holders of a majority of the Registrable Securities in an Underwritten Offering, with the consent of the Company, which consent may not be unreasonably delayed or withheld, will be permitted to select one or more investment banking firms to be an underwriter or underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by applicable law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses. In connection with any Underwritten Offering, the Company will cause at least one (1) executive officer and its Chief Financial Officer and/or Chief Accounting Officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, that the Company will have no obligation to participate in more than two (2) “road shows” in any twelve (12)-month period and such participation will not unreasonably interfere with the business operations of the Company.

(b) No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder shall be entitled to any “demand” rights or similar rights that would require the Company to effect an Underwritten Offering solely on behalf of the Holders.

Section 2.04 Sale Procedures. In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Initial Shelf Registration Statement and the prospectus or prospectus supplement used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Initial Shelf Registration Statement;

(b) if a prospectus or prospectus supplement will be used in connection with the marketing of an Underwritten Offering from any Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus or prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its commercially reasonable efforts to include such information in such prospectus or prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing any Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement and the prospectus or prospectus supplement included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of any Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any Registration Statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or prospectus supplement contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(o) if requested by a Selling Holder, (i) incorporate in a prospectus or prospectus supplement or post-effective amendment to the Initial Shelf Registration Statement or any Registration Statement such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus or prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus or prospectus supplement or post-effective amendment.

The Company shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, or the Company deems it advisable, on the advice of counsel, to so name any Holder, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on such Registration Statement, the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder and such Holder shall have been deemed to have terminated this Agreement with respect to such Holder.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus or prospectus supplement contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Company that the use of the prospectus or prospectus supplement may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus or prospectus supplement, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus or prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities agrees, if requested by the underwriters of an Underwritten Offering, to enter into a customary letter agreement with such underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the [●] calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.05 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.06 Expenses.

(a) The Company will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering, including all reasonable fees and disbursements of one legal counsel to the Holders retained in connection with any Underwritten Offering by the Holders pursuant to their rights under the Agreement (including the filing or amendment of any registration statement, prospectus or freewriting prospectus in connection therewith). Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Initial Shelf Registration Statement pursuant to Section 2.01 or any other Registration Statement or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

Section 2.07 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or prospectus supplement, in the light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement contemplated by this Agreement, preliminary prospectus, preliminary prospectus supplement, free writing prospectus, or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.07. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to promptly assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof and furnish such report to Holders; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Solely for purposes of this Section 2.10, the term “Registrable Securities” shall be read without regard to the limitation set forth in Section 1.02(e).

Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Initial Holders by the Company under this Article II may be transferred or assigned by any Initial Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Initial Holder under this Agreement and (c) the transferor or assignor is not relieved of any obligations or liabilities hereunder arising out of events occurring prior to such transfer.

Section 2.10 Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to an Initial Holder, to the respective address listed on Schedule A hereof;

(b) if to a transferee of an Initial Holder, to such transferee at the address provided pursuant to Section 2.11 above; and

(c) if to the Company:

W&T Offshore, Inc.

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

Attention: General Counsel

Facsimile: 713.583.2156

Electronic Mail: tgetten@wtoffshore.com

with a copy to:

Kirkland & Ellis LLP

600 Travis Street

Suite 3300

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C.

Facsimile: 713.835.3601

Electronic Mail: matt.pacey@kirkland.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Initial Holder under this Agreement may be transferred or assigned by such Initial Holder only in accordance with Section 2.11 hereof.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05 Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 3.06 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.07 Preservation of Rights. The Company shall not grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder unless any such more favorable rights are concurrently added to the rights granted hereunder.

Section 3.08 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

Section 3.09 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 3.11 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.12 Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Section 3.13 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.14 Entire Agreement. This Agreement, the Support Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, representations or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.15 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.16 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.17 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Initial Holders (and their permitted transferees and assignees) and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Initial Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Initial Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Initial Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Initial Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of an Initial Holder hereunder.

Section 3.18 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by an Initial Holder under this Agreement, such action shall be in such Initial Holder’s sole discretion unless otherwise specified.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

W&T OFFSHORE, INC.

By:	/s/ Thomas F. Getten
Name:	Thomas F. Getten
Title:	Vice President, General Counsel and Secretary

Signature Page to Registration Rights Agreement

FRANKLIN ADVISERS, INC.
on behalf of itself and the funds/accounts listed on Schedule A

By:	/s/ Ed Perks
Name:	Ed Perks
Title:	EVP

Signature Page to Registration Rights Agreement